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Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
CACHE, INC.

Instructions for using this form

        This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") as described in the prospectus dated April [    •    ], 2013 (the "Prospectus") of Cache, Inc., a Florida corporation ("Cache"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the subscription agent listed below (the "Subscription Agent") prior to 5:00 p.m., New York City time, on April [    •    ], 2013, (as it may be extended, the "Expiration Time"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See "The Rights Offering—Method of Exercising Subscription Rights" in the Prospectus.

        Each whole Right allows the holder thereof to subscribe for one share of Cache's common stock, par value $0.01 per share ("Common Stock") (the "Basic Subscription Right"). If a Rights holder purchases all of the shares of Common Stock available to it pursuant to its Basic Subscription Right, it may also exercise an over-subscription right (the "Over-Subscription Right") to purchase a portion of any shares of Common Stock that are not purchased by shareholders through the exercise of their Basic Subscription Rights, up to the number of shares it purchased under the Basic Subscription Right and subject to the limitation that if any Over-Subscription Rights are exercised, Cache will not issue a number of shares in excess of 4,848,484 pursuant to the exercise of Basic Subscription Rights, Over-Subscription Rights and the pro rata investment (as defined in the Prospectus).

        Payment of the Subscription Price of $1.65 per full share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Exercising Subscription Rights" in the Prospectus.

        The address of the Subscription Agent is as follows:

Continental Stock Transfer and Trust Company
17 Battery Place—8th Floor
New York, NY 10004
Attn: Corporate Actions Department

By Facsimile Transmission:
212-616-7610

Telephone Number for Confirmation:
800-509-5586

        If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact the Information Agent, Laurel Hill Advisory Group, LLC, at 888-742-1305.

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Right to subscribe for                  share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) exercise the Over-Subscription Right relating to such Rights, to the extent that shares of Common Stock are available therefor, for an aggregate of up to                  share(s) of Common Stock, subject to availability and allocation as described in the Prospectus.

        The undersigned understands that payment of the Subscription Price of $1.65 per full share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $             either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith
or
☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐	Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available) :
☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)
☐	Certified check
☐	Bank draft (cashier's check)
☐	Money order
Name of maker:
☐	Date of check, draft or money order:
Check, draft or money order number:
Bank on which check is drawn or issuer or money order:

Signature(s)	Address

Names

(Please type or print) Rights Certificate No(s). (if available)	Area Code and Tel. No.(s)

 GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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  Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS CERTIFICATES ISSUED BY CACHE, INC.
GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)